THIRD AMENDMENT TO
SECURITIES LENDING AGREEMENT
THIS THIRD AMENDMENT TO SECURITIES LENDING AGREEMENT ("Amendment") is made and entered into effective as of January 14, 2025, by and between U.S. Bank National Association ("Bank") and Professionally Managed Portfolios, on behalf of each respective series identified in Exhibit A attached hereto and made a part hereof (each such series hereinafter referred to as a separate "Customer").
WITNESSETH:
WHEREAS, Customer and Bank are parties to that certain Securities Lending Agreement dated as of October 4, 2012, as amended from time to time ("Agreement"); and
WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:
1.    List of Customers. Exhibit A attached hereto shall hereby replace and supersede Exhibit A to the Agreement.
2.    Customer Information Sheet. Exhibit D attached hereto shall hereby replace and supersede Exhibit D to the Agreement.
3.    No Further Effect. Except as expressly amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into and a part of the Agreement.
4.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

F-I

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment to Securities Lending Agreement effective as of the day and year first above written.
PROFESSIONALLY MANAGED PORTFOLIOS,
on behalf of each respective series identified in Exhibit A
attached hereto and made a part hereof
By: /s/Jason Hadler
Name: Jason Hadler
Title: President
Date: January 14, 2025
U.S. BANK NATIONAL ASSOCIATION
By: /s/Jill Stevenson
Name: Jill Stevenson
Title: Senior Vice President
Date: January 14, 2025

EXHIBIT A
LIST OF CUSTOMERS

Akre Focus Fund
Akre Focus ETF

EXHIBIT D
CUSTOMER INFORMATION SHEET

Please provide the Bank with the following information:

Name: Professionally Managed Portfolios

Principal place of business: 615 East Michigan Street, Milwaukee, WI 53202

State and nation of incorporation or organization: ____________

Address (or the address of
your registered agent) within
state of incorporation or organization: 615 East Michigan Street, Milwaukee, WI 53202

Please list the name of each Customer and its unique tax identification number below (attach additional pages if necessary):

Name	Tax ID
Akre Focus Fund	27-0644078
Akre Focus ETF

PROFESSIONALLY MANAGED PORTFOLIOS
By: /s/Jason Hadler
Name: Jason Hadler
Title: President
Date: January 14, 2025